                                                                    EXHIBIT 12.1

                             EMPIRE GAS CORPORATION
                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)



                                                                                      NINE MONTHS ENDED      TWELVE
                                               YEAR ENDED JUNE 30,                        MARCH 31,          MONTHS
                              -----------------------------------------------------  --------------------  ENDED MARCH
                                1989       1990       1991       1992       1993       1993       1994      31, 1994
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
Income before income
 taxes......................  $   2,165  $   2,881  $  (6,167) $  (1,184) $   4,268  $  10,159  $  10,219   $   4,328
Add:
  Interest on
   indebtedness.............     12,288     11,437     12,038     10,721      9,826      7,541      6,446       8,731
  Amortization of debt
   expense, discounts and
   premiums.................      1,469      1,147        890      1,006      1,686      1,167      1,396       1,915
  Portion of rents
   representative of the
   interest factor (1/3)....        179        216        259        229        312        205        202         312
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
    Income as adjusted......  $  16,101  $  15,681  $   7,020  $  10,772  $  16,092  $  19,072  $  18,263   $  15,286
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
Fixed Charges:
  Interest on
   indebtedness.............  $  12,288  $  11,437  $  12,038  $  10,721  $   9,826  $   7,541  $   6,446   $   8,731
  Amortization of debt
   expense, discounts and
   premiums.................      1,469      1,147        890      1,006      1,686      1,167      1,396       1,915
  Portion of rents
   representative of the
   interest factor (1/3)....        179        216        259        229        312        205        202         312
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
                              $  13,936  $  12,800  $  13,187  $  11,956  $  11,824  $   8,913  $   8,044   $  10,958
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
Excess (deficiency) of
 earnings to cover fixed
 charges....................  $   2,165  $   2,881  $  (6,167) $  (1,184) $   4,268  $  10,159  $  10,219   $   4,328
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
Ratio of Earnings to Fixed
 Charges....................       1.16       1.23       0.53       0.90       1.36       2.14       2.27        1.39
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------

                             EMPIRE GAS CORPORATION
           PRO FORMA CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)



                                                                                                            TWELVE
                                                                                YEAR ENDED   NINE MONTHS    MONTHS
                                                                                 JUNE 30,    ENDED MARCH  ENDED MARCH
                                                                                   1993       31, 1994     31, 1994
                                                                                -----------  -----------  -----------
Income as adjusted............................................................   $  16,092    $  18,263    $  15,286
Less operating income of Energy...............................................      (6,544)      (9,558)      (6,427)
                                                                                -----------  -----------  -----------
                                                                                 $   9,548    $   8,705    $   8,859
                                                                                -----------  -----------  -----------
                                                                                -----------  -----------  -----------
Fixed charges.................................................................   $  11,824    $   8,044    $  10,958
Pro forma adjustments:
  Interest requirements of the Debentures offered hereby......................       7,549        5,662        7,549
  Amortization of debt expense & discount arising from the Debentures offered
   hereby.....................................................................       3,601        2,941        3,886
  Reduction of interest and amortization attributable to use of proceeds of
   Debentures offered hereby..................................................      (9,074)      (5,727)      (9,127)
                                                                                -----------  -----------  -----------
                                                                                 $  13,900    $  10,920    $  13,266
                                                                                -----------  -----------  -----------
                                                                                -----------  -----------  -----------
Excess (deficiency) of earnings to cover fixed charges........................   $  (4,352)   $  (2,216)   $  (4,407)
                                                                                -----------  -----------  -----------
                                                                                -----------  -----------  -----------
Ratio of earnings to fixed charges............................................        0.69         0.80         0.67
                                                                                -----------  -----------  -----------
                                                                                -----------  -----------  -----------